UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

October 17, 2021

Date of Report (Date of Earliest event reported)

Crucial Innovations Corp.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-229638	98-1446012
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Moorgate, London, United Kingdom EC2M 6UR

(Address of principal executive offices)

Registrant’s telephone number, including area code: 44(0)207-043-1541

3773 Howard Hughes Parkway, Suite 500S, Las Vegas, NV 89169

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (/Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 17, 2021, the Board of Directors of the Company which, at that time, consisted solely of Laura De Leon Castro, elected two new additional directors, Timothy Ambrose and Jon-Paul Doran. On October 18, 2021, Laura De Leon Castro resigned as President, Chief Executive Officer, Secretary, Treasurer, and a Director and Chairman of the Board of Directors of the Company. Ms. De Leon Castro’s resignation was not the result of any disagreements with the Company regarding our operations, policies, practices or otherwise. Concurrently, Timothy Ambrose was elected as Chairman of the Board of Directors and Jon-Paul Doran was elected as President, Chief Executive Officer, and Secretary of the Company.

Timothy Ambrose – Chairman of the Board of Directors

Timothy Ambrose (41). Mr. Ambrose has extensive experience in building and leading high-performing commercial operations and digital operations. He started his professional career at McKinsey before holding executive roles at DMGT, Trinity Mirror PLC and, more recently, Local Word Ltd where he was part of the team that completed a £220 million sale of the business to Trinity Mirror in October 2016. Together with Jon-Paul Doran, in 2018 he founded Eco Equity Zimbabwe (PTY) Limited, a licensed holder for Medical Cannabis Cultivation and Production in Zimbabwe, Africa. In October 2019, he and Mr. Doran were founders of JPD Capital PCC Limited, a London, UK based investment banking firm, and JPD Capital, a Guernsey based fund. Mr. Ambrose currently serves as COO of JPD Capital PCC Limited as well as JPD Fund.

Jon-Paul Doran – President, Chief Executive Officer, Secretary, and Director

Jon-Paul Doran (34). Mr. Doran, born in Zimbabwe, started his career at Citigroup before moving into the Private Equity industry working in the Far East and the Middle East. From here he moved into the cannabis industry after identifying the opportunities in the market and the chance to help provide alternative treatments to those in need of care. Together with Timothy Ambrose, in 2018 he founded Eco Equity Zimbabwe (PTY) Limited, a licensed holder for Medical Cannabis Cultivation and Production in Zimbabwe, Africa. In October 2019, he and Mr. Ambrose were founders of JPD Capital PCC Limited, a London, UK based investment banking firm, and JPD Capital, a Guernsey based fund. Mr. Doran currently serves as CEO of JPD Capital PCC Limited as well as JPD Fund.

The Company believes that Messrs. Ambrose and Doran respective educational backgrounds and business and operational experiences give them the qualifications and skills to serve as Directors and in their respective officer positions.

Neither Mr. Ambrose nor Mr. Doran has been involved in a transaction with related persons, promoters, or control persons during the Company’s preceding fiscal year.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired. Not applicable.

(b) Pro forma financial information. Not applicable.

(c) Shell company transactions. Not applicable.

(d) Exhibits. None

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CRUCIAL INNOVATIONS CORP.

Date: October 22, 2021	By:	/s/ Jon-Paul Doran
	Name:	Jon-Paul Doran
	Title:	Chief Executive Officer

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